AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                IVF AMERICA, INC.

                             INMD ACQUISITION CORP.

                          THE CLIMACTERIC CLINIC, INC.

                        MIDLIFE CENTERS OF AMERICA, INC.

                     WOMEN'S RESEARCH CENTERS, INC., AMERICA

                       NATIONAL MENOPAUSE FOUNDATION, INC.

                                       AND

                             MORRIS NOTELOVITZ, M.D.

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of June 7, 1996 (the "Agreement"), by and among (i) IVF America, Inc., a Delaware corporation, doing business as IntegraMed America ("Parent"), (ii) INMD Acquisition Corp., a Florida
corporation and wholly-owned subsidiary of Parent, ("Sub"), (iii) The Climacteric Clinic, Inc., a Florida corporation ("CCI"), (iv) Midlife Centers of America, Inc., a Florida corporation ("MCA"), (v) Women's Research Centers, Inc., America, a Florida corporation ("WRC"), (vi) National Menopause Foundation, Inc., a Florida corporation ("NMF"), and (viii) Morris Notelovitz, M.D., an individual having a principal place of business at Office Park West, 222 S.W. 36th Terrace, Gainesville, Florida 32607 ("Seller"). (CCI, MCA and WRC are hereinafter sometimes referred to collectively as the "Merger Companies," or singularly as a " Merger Company;" the Merger Companies and NMF are hereinafter sometimes referred to collectively as the "Companies," or singularly as a "Company.")
                               W I T N E S S E T H

     WHEREAS, the respective boards of directors of Parent, Sub and the Merger Companies have approved or adopted this Agreement, which provides for the merger of the Merger Companies with and into Sub (the "Merger") on the terms and conditions set forth herein and in accordance with the provisions of the Florida Business Corporation Act (the "BCA");

     WHEREAS, the boards of directors of Sub and the Merger Companies have recommended this Agreement to the respective shareholders of Sub and the Merger Companies, and such shareholders have approved this Agreement and the consummation of the transactions contemplated hereby;

     WHEREAS, Parent, Sub, the Merger Companies and Seller desire to make certain representations and warranties and other agreements in connection with the Merger;

     WHEREAS, Seller is the holder of 100 shares of common stock, having a par value of $1.00 per share, of NMF (the "NMF Stock"), constituting all of the issued and outstanding capital stock of NMF.

     WHEREAS, Seller desires to sell to Parent, and Parent desires to purchase from Seller, fifty one-percent (51%) of the NMF Stock held by Seller.

     NOW, THEREFORE, Parent, Sub, the Companies and the Seller hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

          1.1 The Merger. In accordance with the provisions of this Agreement and the BCA, at the Effective Time (as defined in Section 1.2), the Merger Companies shall be merged with and into Sub, the separate existence of each of the Merger Companies shall thereupon cease, and Sub shall be the surviving corporation in the Merger (sometimes hereinafter called the ("Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida under the name Women's Medical & Diagnostic Center, Inc.

          1.2 Effective Time of the Merger. The Merger shall be effected by filing articles of merger, substantially in the form of Exhibit 1.2 attached hereto (the "Articles of Merger"), with the Department of State of the State of Florida in accordance with section 607.1105 of the BCA. The effective date of the Merger (the "Effective Date") shall be the date upon which the Articles of Merger shall have been filed with the Department of State of the State of Florida and the effective time of the Merger (the "Effective Time") shall be the time of the filing of the Articles of Merger with the Department of State of the State of Florida.

          1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Richard M. Knellinger, P.A., Barnett Bank Building, Suite 305, 2815 NW 13th Street, Gainesville, Florida 32609 at 11:00 a.m., local time, on the date first above written.

          1.4 Articles of Incorporation. The Articles of Incorporation of Sub in effect at the Effective Time shall continue to be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

          1.5 By-Laws. The By-Laws of Sub as in effect at the Effective Time shall continue to be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

          1.6 Directors and Officers of Surviving Corporation.

               (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

               (b) The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

          1.7 Conversion of the Merger Companies' Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the outstanding shares of the Common Stock (the "Merger Company Shares") of the Merger Companies (the "Merger Company Stock") shall be treated as follows:

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               (a) All  Merger  Company  Shares  issued and  outstanding  on the
Closing Date shall be converted into shares of the voting Common Stock of Parent, par value $0.01 per share ("Parent Stock"), and cash, (collectively, the "Merger Consideration"), as provided in Section 1.8 below. From and after the Closing Date, each certificate therefore evidencing one or more Merger Company Shares shall no longer evidence Merger Company Shares but shall evidence only the Merger Consideration in the manner provided below in Section 1.8 of this Agreement.

               (b) All capital stock of the Merger Companies held in the treasury of the Merger Companies immediately prior to the Closing Date shall be canceled and no Parent Stock, cash or other consideration of any kind shall be delivered in exchange therefor under this Agreement.

          1.8 Exchange of Certificates: Merger Consideration

               (a) As of the Closing Date, the stock transfer books of the Merger Companies shall be closed and no transfer of certificates formerly representing Company Shares outstanding at the Closing Date shall thereafter be made. Parent shall act as the exchange agent for the surrender and exchange of Merger Company Shares for the Merger Consideration. At the Closing, the Seller shall deliver to Parent in exchange for the Merger Consideration, the stock certificate(s) for such Merger Company Stock, duly endorsed for transfer or accompanied by stock transfer powers executed in blank. Parent shall have no responsibility or liability for surrendered stock certificates until its actual receipt of same.

               Upon  Seller's  surrender  of  certificate(s)   representing  the
outstanding shares of Merger Company Stock held by Seller duly endorsed for transfer, together with duly executed and completed stock transfer powers endorsed in blank, and subject to the provisions of the preceding paragraph, Seller shall receive upon such surrender in exchange for the shares of Merger Company Stock held by Seller, the following Merger Consideration:

                    (i) In exchange for Seller's Merger Company Shares, (A) cash in an aggregate amount equal to Three-Hundred Fifty Thousand Dollars ($350,000), as more specifically described in Section 1.8(b); and (B) a number of shares of Parent Stock ("Parent Shares") equal to the quotient derived by dividing Two Million Dollars ($2,000,000) by the "Parent Share Value" as defined in clause "(iii)" below.

                    (ii) Notwithstanding any provisions of this Agreement, no fractional Parent Shares will be issued. Parent shall aggregate the Parent Shares issuable to Seller, and, if following such aggregation, Seller would be entitled to receive a fractional Parent Share but for this Section, Seller will, in lieu of such fractional share and upon surrender of certificate or certificates of Merger Company Stock, receive an amount in cash equal to the Parent Share Value multiplied by the fraction of the Parent Share to which Seller would otherwise be entitled.

                    (iii) For purposes of this Agreement, the "Parent Shares Value" shall equal the average bid price of a Parent Share, as reported in The Wall Street Journal, NASDAQ National Market System Transactions, for the ten consecutive trading days prior to the earlier of (A) the Closing Date or (B) the date the Merger is publicly announced, subject to a ceiling of Three Dollars ($3.00) per share and a floor or Two Dollars ($2.00) per share.

               (b) The Three-Hundred Fifty Thousand Dollars ($350,000) cash portion of the Merger Consideration to be paid to Seller pursuant to Section 1.8(a)(i) shall be paid at the Closing.

               (c) Allocation of Merger Consideration

               The Merger Consideration shall be allocated $2,350,000 to the Merger Company Stock and $650,000 to the NMF Shares.

         1.9 Stock Free of Liens. The Merger Companies and Seller warrant that the Company Stock shall be transferred in the Merger free and clear of all liens, claims, security interests, restrictions, prior assignments, charges or encumbrances of any kind or nature whatsoever, including, without limitation, any tax liens (collectively, "Liens").


                                   ARTICLE II

                         PURCHASE AND SALE OF NMF STOCK

          2.1 Sale and Purchase of NMF Shares. Simultaneously with the execution and delivery of this Agreement, Seller shall sell to Parent and Parent shall purchase from Seller, free and clear of all Liens, fifty-one (51) shares of NMF Stock (the "NMF Shares"), such NMF Shares to constitute fifty-one percent (51%) of the total number of issued and outstanding shares of NMF's capital stock.

          2.2 Purchase Price. Parent is purchasing the NMF Shares from Seller for an aggregate purchase price of Six-Hundred Fifty Thousand Dollars ($650,000) (the "Purchase Price"), payable as follows:

               (a)  At  Closing,   Parent   shall  pay  to  Seller  the  sum  of
Fifty-Thousand Dollars ($50,000);

               (b) The balance of Six-Hundred Thousand Dollars ($600,000) shall be paid in sixteen (16) quarterly installments of Thirty-Seven Thousand Five hundred Dollars ($37,500) beginning September 1, 1996. Parent will pay simple interest on the unpaid portion of such balance at a rate equal to 4.16 %, with accrued interest payable with each quarterly installment.

          2.3 Rights of First Refusal.

               (a) Definitions. The following terms shall have the following meanings whenever used in this Section 2.3:

                    (i) "Bona Fide Offer" shall mean an offer, in writing, made and signed by an offeror or offerors who is or are a person or persons or entity or entities financially capable of carrying out the terms of such Bona Fide Offer.
                    (ii) "Bona Fide Offeror" shall mean the person or persons making the Bona Fide Offer.

                    (iii) "Registered Notice" shall mean notice sent by registered or certified mail, return receipt requested, and first-class postage prepaid or by actual delivery by messenger or overnight deliver service; and, if such Registered Notice is sent with respect to a Bona Fide Offer (as provided for in Section 2.3(b) hereof), such Registered Notice shall contain a true and complete copy of the Bona Fide Offer, setting forth the number of shares of NMF Stock to be sold by Seller, the price thereof and all of the terms and conditions thereof, with the name(s), address(es) (both home and office) and business(es) or other occupation(s) of the offeror or offerors. Any notice which does not contain all such requisite information shall not be considered a "Registered Notice" for the purposes of Section 2.3(b) hereof.

               (b) Receipt of Bona Fide Offer by Seller/Right of First Refusal.

                    (i) In the event that Seller shall receive a Bona Fide Offer to purchase any or all of Seller's NMF Stock, and in the further event that Seller shall desire to accept such Bona Fide Offer, Seller shall promptly send Registered Notice to Parent. Such Registered Notice shall offer to sell such shares of Company Stock that are the subject of the Bona Fide Offer to Parent on terms the same as those in such Bona Fide Offer (the "Bona Fide Offer Terms"). Parent shall accept any offer to purchase shares, if at all, by notifying Seller, in writing, within forty (40) days, of its election to purchase such Bona Fide Offer Shares, and including in such notice a bank or cashiers' check for the total purchase price of the Bona Fide Offer Shares to be so purchased.

                    (ii) If all Bona Fide Offer Shares are not purchased by Parent pursuant to this Section 2.3(b), Seller may sell such Bona Fide Offer Shares to the Bona Fide Offeror, at the Bona Fide Offer Terms for a period of time not to exceed forty (40) days from the date the Registered Notice is received by Parent. Any sale of Bona Fide Offer Shares may not be made after such forty (40) day period, or to a person other than the Bona Fide Offeror without again complying with the provisions of this Section 2.3.

          2.4 Issuance of Equity Securities by NMF.

               (a) NMF agrees that it will not issue any additional equity securities in the future without the written consent of Seller and Parent who will mutually determine the terms of such offer(s).


                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND SELLER

     Each of the Companies and Seller jointly and severally represent and warrant to Parent and Sub as follows:

          3.1 Ownership of the Shares. Seller is the sole record and beneficial owner of the Merger Company Shares and the NMF Shares, free and clear of all Liens, and the Merger Company Shares and NMF Shares set forth opposite his name on Exhibit 3.1 represent all of the outstanding capital stock of the Companies. There is not outstanding any security, option, warrant, right, agreement, understanding on commitment of any kind entitling any person to acquire any of the Company Shares, NMF Shares or any capital stock of any of the Companies.

          3.2 Authority; Consents; No Conflicts.

               (a) Seller has the full legal right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by Seller in connection with this Agreement (collectively, with this Agreement, "Seller's Documents"). The Seller's Documents have been duly authorized, executed and delivered by Seller, and the Seller's Documents are legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (b) No consent, approval, authorization, or waiver is required from and no declaration or filing is required to be made to any governmental authority or any other third party, in connection with the execution, delivery and performance of this Agreement or any of Seller's Documents by Seller, and such execution, delivery and performance and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any of the provisions of any of the Companies' articles of incorporation or by-laws,
(ii) violate any provision of applicable law or regulation or of any writ, judgment, order, award, injunction or decree applicable to Seller or any Company, (iii) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, instrument or writing of any nature to which Seller or any Company is a party or by which he or any of them is bound or to which any of his or the Companies' respective assets is subject, or (iv) result in the creation of any Lien on any of any Company's assets or properties.

               (c) Each Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Company and the consummation by each Company of the transactions contemplated on its part hereby have been duly authorized by each respective Company's board of directors and stockholders, and no other corporate proceedings on the part of any Company are necessary to authorize this Agreement or for such Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Company and constitutes a valid and binding agreement of such Company enforceable against each such Company in accordance with its terms.

          3.3 Organization, Good Standing and Authority of the Companies. Each Company is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the full power and authority to own, lease and operate its properties as it now does and to carry on its business as it is presently being conducted. Each Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the property owned or leased by it or the nature of the activities conducted by it requires qualification. The copies of each Company's articles of incorporation and by-laws that have been delivered to Parent are complete and correct as of the date of this Agreement. Each Company's minute books that have been exhibited to the Parent are complete and accurately reflect all action taken by the board of directors and stockholders of such Company.

          3.4 Capitalization.

               (a) As of the date of this Agreement, MCA's authorized capitalization consists of 7,500 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding. All of the outstanding shares of common stock were duly authorized for issuance, were validly issued, and are fully paid and nonassessable and, except for the MCA capital stock constituting the Merger Company Shares, there are no outstanding shares of capital stock or other security of MCA.

               (b) As of the date of this Agreement, CCI's authorized capitalization consists of 7,500 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding. All of the outstanding shares of common stock were duly authorized for issuance, were validly issued, and are fully paid and nonassessable and, except for the CCI capital stock constituting the Merger Company Shares, there are no outstanding shares of capital stock or other security of CCI.

               (c) As of the date of this Agreement, WRC's authorized capitalization consists of 500 shares of common stock, par value $1.00 per share, of which 50 shares are issued and outstanding. All of the outstanding shares of common stock were duly authorized for issuance, were validly issued, and are fully paid and nonassessable and, except for the WRC capital stock constituting the Merger Company Shares, there are no outstanding shares of capital stock or other security of WRC.

               (d) As of the date of this Agreement, NMF's authorized capitalization consists of 500 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding. All of the outstanding shares of common stock were duly authorized for issuance, were validly issued, and are fully paid and nonassessable and, except for the NMF capital stock constituting NMF Shares and the 100 Shares of NMF Stock held by Seller, there are no outstanding shares of capital stock or other security of NMF.

               (e) There are no agreements, commitments or restrictions relating to ownership or voting of any shares of stock or other securities of any Company, other than the shareholder's agreements entered into by Seller and each Company (collectively, the "Shareholders Agreement") which are listed on Exhibit 3.4.

               (f) No Company has any subsidiaries nor any equity interest in any corporation, partnership, joint venture or other entity. Each Company has conducted its business only through such Company.

          3.5 Financial Statements. Exhibit 3.5 contains (i) the unaudited cash-basis statements of assets, liabilities and equity of each Company as of December 31, 1995, 1994 and 1993, together with the related statements of receipts and disbursements for the years then ended; and (ii) an unaudited cash-basis statement of assets, liabilities and equity of each Company as of April 30, 1996, together with the related statements of receipts and disbursements for the four months then ended (the "Unaudited Cash Basis Statements").

          3.6 Absence of Undisclosed Liabilities. No Company has any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (i) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business, (ii) liabilities and obligations to trade creditors incurred in the ordinary course of business since April 30, 1996, none of which is unusual in nature or amount and all of which in the aggregate are not material, and (iii) other liabilities and obligations that are not material in amount or are set forth in Exhibits to this Agreement. All of each Company's indebtedness to Seller and any affiliate of Seller has been discharged in full as set forth in Exhibit 3.26 to this Agreement without any adverse tax consequence to said Company.

          3.7 Absence of Certain Changes. Since December 31, 1995, each Company has operated its business in the ordinary course and consistent with past practice and there has been no material adverse change in the business, properties, assets, liabilities, commitments, earnings, financial condition or prospects of any Company.

          3.8 Real and Personal Property; Absence of Encumbrances.

              To the best of their knowledge and belief:

               (a) Each Company has good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible), including, without limitation, all properties and assets that are shown on the Unaudited Cash Basis Statements and to properties and assets that are shown on any Exhibit to this Agreement, in each case free and clear of any and all Liens, except as may be set forth in Exhibits 3.8(b) and 3.8(c) and except for liens for current taxes and assessments not yet due and payable. The assets owned by each Company, together with those leased from unrelated third parties on an arm's-length basis, constitute all of the assets, tangible and intangible, used in or needed to conduct each Company's business in the manner in which it is presently conducted.

               (b) Exhibit 3.8(b) lists all the equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property (collectively, "Personal Property") owned or leased by each Company and all interests therein. All Personal Property owned or leased by each Company is in good operating condition and in good condition of maintenance and repair, ordinary wear and tear excepted.

               (c) Exhibit 3.8(c) lists all the real property (including buildings and structures) owned or leased by each Company and all interests therein. All such real property, buildings and structures, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform to all applicable legal require ments including those relating to the environment, health and safety, land use and zoning. All such real property, buildings and structures are in good operating condition and repair, ordinary wear and tear excepted.

          3.9 Intellectual Property.

               (a) Exhibit 3.9 sets forth a list and brief description of all patents, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property") that are presently being used or have since July 1, 1985 been used, in each Company's business, all applications for registration and registrations for Intellectual Property, and all licenses, contracts, rights and arrangements with respect to Intellectual Property. Except as set forth in
Exhibit 3.9, no rights or licenses have been granted with respect to any Intellectual Property and all filings and other action necessary to perfect the full legal right of each Company in the United States and foreign countries to Intellectual Property have been effected.

               (b) Except as set forth in Exhibit 3.9, each Company owns or possesses the right to use all patented and unpatented inventions, trademarks, service marks, trade names, copyrights, trade secrets, computer lists, computer programs and software and other proprietary processes and information of any kind used in or necessary for the conduct of the Company's business as now conducted, without any conflict with or infringement of the rights of others. Except as set forth in Exhibit 3.9, no Company has received notice of any claimed conflict with respect to any of the foregoing.

               (c) Seller has no knowledge of any default or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance under any licenses, contracts, agreements or arrangements referred to in Exhibit 3.9.

          3.10 Litigation. Except as set forth on Exhibit 3.10, (a) there is no action, claim, litigation, proceeding, arbitration or governmental investigation pending or, to the best of the knowledge of Seller, threatened against, involving or affecting any Company or Seller (with respect to the Company) or any of their respective properties or assets or any of the Companies' respective officers, directors or employees, and (b) there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting Seller, any Company, or Seller's or any Company's properties or assets.

          3.11 List of Agreements, etc. Exhibit 3.11 lists as of the date hereof
(a) all of the respective Companies' and Seller's (with respect to any Company) material contracts or agreements to which Seller or any Company is a party; (b) all notes and agreements relating to any indebtedness of the Company or Seller (with respect to any Company), any guaranties by the Company or Seller (with respect to any Company) of the indebtedness of other persons of the Company or Seller (with respect to any Company); (c) all leases or other rental agreements under which any Company or Seller (with respect to any Company) is either lessor or lessee; (d) all of the Companies' respective employment and consulting agreements and all agreements that provide for severance or similar benefits;
(e) all agreements between any Company and Seller or any of Seller's affiliates; and (f) all other agreements, commitments and understandings (written or oral) that require payment by or to the Company of more than $5,000 or cannot be terminated by the Company on less than 30 days' notice without liability. True and complete copies of all of the leases, commitments and other agreements referred to on Exhibit 3.11 have been delivered to the Parent.

          3.12 Status of Agreements. Each of the agreements, commitments and leases referred to in section 3.11 (the "Contracts") is presently in full force and effect in accordance with its terms and none of the Companies are in default and, to the best of the knowledge of the Seller, no other party is in default under any of the provisions of any of those Contracts and no condition exists that, with notice or lapse of time or both, would constitute a default by any Company or, to the best of the knowledge of the Seller, any other party to any of the Contracts. No party to any of the Contracts has made, asserted or has any defense, set-off or counterclaim under any of the Contracts or has exercised any option granted to it to cancel or terminate any Contract, to shorten the term of any Contract or to renew or extend the term of any Contract, and none of the Companies has received any notice to that effect. None of the Companies is engaged in any material dispute with any of its suppliers, patients or customers and, to the best knowledge of the Seller, the transactions contemplated by this Agreement will not have a material adverse effect on any Company's relationship with any of its suppliers, patients or customers. Except as set forth on Exhibit 3.11, all of the Contracts have been entered into on an arm's-length basis, and no Company's purchase commitments is in excess of the normal requirements of its business or at an excessive price. The Seller and each Company are in compliance with all terms and provisions of all contracts material to the operation of the Companies' respective businesses or by which any Company is bound or affected; and all such contracts are legally valid and binding in accordance with their terms and in full force and effect except as may be limited by bankruptcy, moratorium, reorganization, insolvency and other similar laws of general application relating to or affecting the rights of creditors, and by general principles of equity. Except as set forth on Exhibit 3.11, all of the Contracts involving the Merger Companies have been assigned to Sub as of the Closing, and any consents or authorizations necessary in connection therewith have been so obtained.

          3.13 Cash on Hand. As of the Closing, the Merger Companies have cash and cash equivalents (not including accounts receivable) in an aggregate amount that is not less than the aggregate accounts payable of the Merger Companies as of the Closing.

          3.14 Accounts Receivable. Exhibit 3.14 is an aged list of each Company's accounts receivable as at June 6, 1996. Each Company's accounts receivable arose in the ordinary course of business for goods or services delivered or rendered, and to the best of their knowledge and belief constitute only valid, undisputed claims, not subject to counterclaims or set-offs.

          3.15 Environmental Matters.

               (a) For the purpose of this agreement, the following terms shall have the respective meanings set forth below:

                    (i) "Environment" means any surface or subsurface physical medium or natural resource, including indoor areas, air, land, soil, surface waters, ground waters, stream and river sediments, and biota.

                    (ii) "Environmental Laws" means any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of human health and safety or the Environment.

                    (iii) "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys and consultants fees) of investigation, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority, (A) which are incurred as a result of
(x) the existence of Hazardous Substances in, on, under, at or emanating from any real property presently or formerly owned or operated by the Company or (y) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by the Company or (z) the violation of any Environmental Laws or (B) which arise under the Environmental Laws.

                    (iv) "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances,"
"hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

                    (v) All references in this section to the Company shall include all predecessors thereto and any person or entity the liabilities of which, pursuant to the Environmental Laws, contractually, by common law or by operation of law, the Company may have succeeded to.

               (b) To the best of knowledge and belief, all of the current and past operations of the Company at or from any real property presently or formerly owned, used, leased, occupied or operated by the Company (the "Real Property") comply and have complied with all applicable Environmental Laws. Neither the Company nor Seller, nor, to the knowledge of the Company or Seller, any other person or entity, has engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, emission, dumping or disposal of any Hazardous Substances at, on or under the Real Property, except in compliance with all applicable Environmental Laws.

               (c) To the best of knowledge and belief, the Real Property does not contain any Hazardous Substances in, on, over, under or at it in concentrations which would presently violate Environmental Laws or impose liability or obligations on the present or former owner or operator of the Real Property under the Environmental Laws for any investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Real Property. None of the Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state. Neither the Company nor Seller has received any notice, whether oral or written, from any governmental entity or third party of any actual or threatened Environmental Liabilities with respect to any of the Real Property, the Company's assets, or the conduct of the Company's business.

               (d) To the best of knowledge and belief, there are no underground storage tanks, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde, or other Hazardous Substances (other than small quantities of Hazardous Substances stored and maintained in accordance with all applicable Environmental Laws for use in the ordinary course of the business of the Company) in, on, over, under or at any presently owned or operated Real Property.

               (e) To the best of knowledge and belief, there are no conditions existing at any Real Property that require, or which with the giving of notice or the passage of time or both may require remedial or corrective action, removal or closure pursuant to the Environmental Laws.

               (f) Seller or the Company has provided to Parent all environmental reports, assessments, audits, studies, investigations, data and other written environmental information in its custody, possession or control concerning the Real Property or any Environmental Liabilities, whether actual or threatened.

          3.16 Permits and Licenses; Compliance with Law.

               (a) Seller and each Company holds all the governmental licenses, permits and authorizations (collectively, "Permits") listed under his or its name in Exhibit 3.16 which Permits, except as set forth in that Exhibit, are valid and unimpaired, will be unaffected by the transactions contemplated by this agreement and constitute all of the licenses, permits and authorizations required for the ownership or occupancy of said Company's properties and assets and the operation of its business, and for Seller's practice of medicine in the State of Florida and participation in the Medicare and Medicaid programs.

               (b) Seller and each Company is in compliance in all respects with the terms and conditions of such Permits and with all requirements, standards and procedures of the federal, state and local governmental or regulatory bodies which issued said Permits.

               (c) Other than shipping dry ice without utilizing trained personnel to do so, to the best of knowledge and belief, Seller (with respect to the Companies) and each of the Companies is and has been in compliance with all federal, state and local laws, regulations, ordinances, codes, orders, requirements, standards and procedures and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Seller (with respect to the Companies) and each of the Companies and the Companies' respective assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements relating to consumer or patient protection, equal opportunity, health, reimbursement, protection of the environment and occupational safety. Neither Seller (with respect to the Companies) nor any Company has received any notice of any violation of or default relating to any such law, regulation, order or other legal requirement.

               (d) Seller and the Companies have received no notice of any violation of applicable law, order, regulation or requirement related to Seller or any Company and Seller is not aware of any condition or state of facts that could result in any such notice.

          3.17 Employees.

               (a) Exhibit 3.17 lists the names, office locations, duties, date of hire, compensation and years of credited service for severance, vacation and pension plan purposes of all full- and part-time employees of each Company as of the date hereof. No employee has been granted any wage or salary increase or bonus or any fringe benefits, except as stated in Exhibit 3.17. No employee is owed any wages, benefits or other compensation for past services, other then wages, benefits and compensation accrued in the ordinary course of business during the current pay period and accrued vacation. Each Company has complied with applicable wage and hour, equal employment, safety and other legal requirements relating to its employees and is not engaged in any unfair labor practice. Exhibit 3.17 also lists all current consultants of any Company and discloses their respective duties, date of engagement and compensation.

               (b) Except as set forth on Exhibit 3.18, no employee or former employee of any Company is entitled to any severance payment or similar payment, either by law or by agreement, upon the termination of his or her employment. No key employee of any Company has indicated that he or she is considering terminating his or her employment.

               (c) No employee of any Company is represented by a union or other collective bargaining agent, and there are no collective bargaining or other labor agreements with respect to any of any Company's employees. Seller knows of no efforts within the last three years to attempt to organize any Company's employees, and no strike or labor dispute involving any Company has occurred during the last three years or, to the best knowledge of Seller, is threat ened.

          3.18 Employee Benefit Plans.

               (a) No Company has an "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations, rulings, and interpretations promulgated thereunder ("ERISA").

          3.19 Insurance. Each Company maintains and has maintained since its inception adequate insurance in such amounts and against such risks and losses as are customary for other entities of similar size engaged in Seller's and the Companies' respective businesses. Exhibit 3.19 lists all the insurance policies maintained by each Company, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage. All such policies (a) are with insurance companies reasonably believed by the Seller to be financially sound and reputable and are in full force and effect; (b) are sufficient for compliance with all requirements of law and of all applicable agreements; and (c) are valid, outstanding and enforceable policies. Complete and correct copies of such policies have been fur nished to the Parent.

          3.20 Banks; Power of Attorney. Exhibit 3.20 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. No person or entity holds any general or special power of attorney from any Company.

          3.21 Books and Records. The books and records of each Company are complete and correct in all material respects and have been maintained in accordance with good business practices. The minute books of each Company, as previously made available to Parent, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors of said Company.

          3.22 Restrictions. No Company is party to any non-competition or similar agreement which in any way restricts the operation of said Company's business.

          3.23 Transactions with Affiliates. Except as set forth in Exhibit 3.23 hereto and except for ordinary dealings with its employees, since April 30, 1996, no Company has had any direct or indirect dealings with Seller or with any other key employee of said Company or with any of their affiliates, associates or relatives (each, an "Affiliate"). Except as set forth in Exhibit 3.23 and except for employment arrangements with its employees, no Company has any obligation to or claim against any Affiliate, and no such person or entity has any obligation to or claim against any Company. Exhibit 3.23 reasonably describes the nature and extent of any products, services or benefits provided to any Company by any Affiliate without a corresponding charge equal to the fair market value of such products, services or benefits. No Affiliate has any direct or indirect interest of any kind in any business or entity which is competitive with any Company.

          3.24 Taxes. Seller and each Company has filed with appropriate federal, state and local authorities (or has obtained appropriate extensions of the time to file) all tax returns required by law, regulation or otherwise to be filed by him or it for all taxable periods ending on or prior to the date hereof for which tax returns have become due. Seller and each Company has paid or made adequate provisions for the payment of all taxes, penalties and interest which have or may become due for or during all taxable periods of Seller and each Company ending on or prior to the date hereof, including, without limitation, any such taxes, penalties and interest relating to the final tax returns due with respect to the Merger Companies in connection with their merger with and into Sub. Seller has furnished to the Parent correct and complete copies of all notices and correspondence sent or received since January 1, 1996 by Seller (with respect to any Company) or any Company to or from any federal, state or local tax authorities. However, no action of the Parent in regard to the merger shall result in a section 338 election or deemed election.

          3.25 Third-Party, Research Sponsor and Patient Billings.

               (a) To the best of knowledge and belief, all claims, reports, filings and billings by Seller and each Company to patients, research sponsors and third-party payors are true and correct in all respects and are in compliance in all respects with all applicable laws and regulations governing such claims, reporting, filings and billing and the policies of such research sponsors and third-party payors.

               (b) To the best of knowledge and belief, Seller, each Company and each Company's officers, directors, employees and agents, have not, directly or indirectly (i) offered, paid, solicited or received any remuneration in violation of the Medicare or Medicaid "fraud and abuse" or "anti-referral" laws, including but not limited to 42 U.S.C. ss.ss. 1320a-7b(b) or 1395nn, each as amended from time to time, the regulations promulgated thereunder and similar provisions of state law and regulation, (ii) offered or paid any amount to, or made any financial arrangement with, any of Seller's or any Company's past, present or potential customers, patients or referral services in order to obtain business or influence or induce referrals from such customers, other than standard pricing or discount arrangements consistent with proper business practices and applicable law; (iii) given, or agreed to give, nor is Seller aware that there has been given, or that there is an agreement to make any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential customer, patient, referral source, supplier, source of financing, landlord, tenant, licensee or anyone else at any time of the year; (iv) made, or agreed to make, nor is Seller aware that there is any agreement to make any political contribution or any contributions, payment or gifts of their respective funds or property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift relates to the business of Seller and is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); or (v) made, or has agreed to make, nor is Seller aware that there have been, or that there is any agreement to make, any payments to any person with the intention or understanding that any part of such payment was to be used directly or indirectly for the benefit of any past, present or potential customer, patient, referral source, employee, supplier or landlord of Seller or any Company, or for any purpose other than that reflected in the documents supporting the payments.

          3.26 Disclosure. No representation, warranty or other statement made by Seller in this agreement or in any other of Seller's Documents contains an untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Seller is not aware of any matter that could reasonably be expected to have a materi ally adverse effect on any Company's business or prospects that has not been disclosed in writing to the Parent. There is no fact which Seller has not disclosed to Parent which adversely affects, or insofar as Seller can foresee, will adversely affect the ability of Seller to perform its obligations under this Agreement or any other agreement entered into in connection with this transaction. All documents, Exhibits, Schedules and other materials delivered or made available, by or on behalf of Seller to Parent in connection with this Agreement and the transactions contemplated hereby, are true and complete.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent, for the purpose of inducing Seller to enter into and consummate this Agreement, hereby represents and warrants to Seller that:

          4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the law of Delaware.

          4.2 Authority; Consents; and No Conflicts.

               (a) Parent has the full legal right, power and authority to enter into and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed and delivered, by Parent in connection with this Agreement (collectively, with this Agreement, the "Parent's Documents"). The execution, delivery and performance by Parent of the Parent's Documents have been duly authorized by all necessary corporate action of Parent and the Parent's Documents are (or when executed and delivered will be) valid and binding obligations of Parent enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (b) No consent, approval or authorization of, or declaration or filing with, any court or governmental authority or any other person or entity is required on the part of Parent in connection with the execution, delivery and performance of the Parent's Documents. The execution, delivery and performance by Parent of the Parent's Documents will not (i) conflict with the certificate of incorporation or by-laws of Parent; or (ii) constitute a violation by the Parent of any law, regulation, order, writ, judgment, injunction or decree applicable to it.

          4.3 Liquidation of Merger Companies. Parent represents that it has no plan or intention to liquidate to liquidate Sub, cause Sub to transfer substantially all of its assets to another corporation or entity controlled or affiliated with Parent or to merge Sub with and into another corporation or entity controlled or affiliated with Parent.

          4.4 Financial Position Attached hereto as Exhibit 4.3 are copies of Parent's Form 10-K and Form 10-Q for the year ended December 31, 1995 and the quarter ended March 31, 1996, respectively. Said documents are true and complete in all material respects.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          5.1 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings.

          5.2 Physician Employment Agreement. At the Closing, Seller and Sub shall enter into an employment agreement pursuant to which Sub shall employ Seller to provide certain clinical and other services (the "Physician Employment Agreement").

          5.3 Employment Agreement. At the Closing, Seller and Sub shall enter into an Employment Agreement pursuant to which Seller shall provide certain services to Parent.

          5.4 Piggyback Registration Rights.

               (a) Inclusion in other Registrations. If at any time within two years after the date of this Agreement, Parent shall determine to file a registration statement under the Securities Act of 1933 (the "Act") on Form S-l or its equivalent covering an offering of Parent's common stock by Parent (other than an exchange offer by Parent to stockholders of another corporation or an offer to Parent's employees) or by any of its stockholders, Parent shall so notify Seller at least 30 days prior to the filing. Upon written request made by Seller within 15 days after the notice is given, Parent shall include in the registration statement such number of the shares of Parent's common stock acquired by Seller pursuant to this Agreement as Seller shall designate in its re quest, except that Parent shall not be obligated to include any of Seller's shares in the registration statement if:

                    (i) in the case of a proposed registration statement covering shares to be offered by Parent, any proposed underwriter of the shares covered by the registration statement advises Seller that it reasonably believes that inclusion of Seller's shares would interfere with the offering of the other shares being registered;

                    (ii) Seller shall have failed to agree in writing within 10 days after Parent's request to do so, either: (A) not to sell any of his shares for such a period of time as Parent may designate (not to exceed 120 days after the effective date of the registration statement), or (B) to distribute the shares for which registration was requested (or such lesser number of shares, in proportion to the total number of shares to be offered pursuant to the registration state ment as the underwriter may specify) pursuant to a firm (as distinguished from a best efforts) underwriting through an underwriter designated by Parent;

                    (iii) Parent withdraws the registration statement with respect to all the shares for which registration was contemplated before the registration statement becomes effective; or

                    (iv) Seller shall have failed to furnish to Parent such information and other material as Parent or its counsel may have reasonably requested with respect to the public offering of their shares or shall have failed to take any other action or execute any documents which Parent or its counsel reasonably considers necessary or desirable in connection with the registration statement.

               (b) Expenses. Parent shall pay all costs and expenses incurred in connection with the preparation and filing of any registration statement and, to the extent any of Seller's shares are included in that registration statement, Seller shall pay the fees and expenses of brokers or underwriters relating to the sale of Seller's shares, the fees and expenses of their counsel, stock transfer taxes imposed on Seller's sales, the registration or filing fees attributable to Seller's shares, the incremental cost of printing the registration statements and prospectuses requested by Seller and blue-sky fees and expenses in any jurisdiction in which the shares would not have to be qualified but for the sale by Seller. Notwithstanding the foregoing, if any registration statement filed by Parent above covers only shares held by Parent stockholders, Seller shall pay his proportionate share of all of the costs and expenses incurred by Parent in connection with the preparation and filing of that registration statement (in the proportion that the number of his shares included in the registration statement bears to the total number of shares covered by the registration statement).

               (c) Additional provisions. The following additional provisions shall be applicable to this section:

                    (i) Seller's plan of distribution shall not require Parent to file any post-effective amendment to the registration statement to update the financial statements that are included in the registration statement and shall not require Parent to keep the registration statement current for more than 120 days after Seller is permitted to sell his shares under the plan. Parent may re-register any shares which shall not have been sold within that 120-day period, and Seller shall cooperate in effecting any such re-registration.

                    (ii) Parent shall not be required to include Seller's shares in more than two registration statements.

                    (iii) Parent shall indemnify Seller and any underwriter of their shares and hold them harmless against any loss, liability, damage or expense (including reasonable attorneys' fees) arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in any registration statement or prospectus relating to the distribution of Seller's shares, except to the extent the loss, liability, damage or expense arises out of a statement or omission that was based upon information fur nished in writing to Parent by Seller for use in the registration statement or prospectus. Seller shall indemnify Parent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys' fees) arising out of any untrue statement or alleged untrue statement of material fact or alleged omission to state a material fact required to be stated in any registration statement or prospectus relating to the distribution of Seller's shares to the extent the loss, liability, damage or expense arises out of a statement or omission that was based upon information furnished in writing to Parent by Seller for use in the registration statement or pro spectus. Promptly after receipt by an indemnified party of notice of the commencement of any action, he or it shall notify the indemnifying party. Failure to give such a notice shall not affect any liability the indemnifying party may have to the indemnified party otherwise than under this paragraph. The indemnifying party may participate in the action or may assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After giving notice of such an assumption of the defense, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense other than reasonable costs of investigation.

                    (iv) Seller's rights under this section shall inure to the benefit of his heirs, legatees, or personal representatives, but not to any other transferee or successor. The provisions of this section shall be binding upon Seller's heirs, legatees and personal representatives.

         5.5 Voting of Parent Stock. Seller shall, at the Closing, deliver to Parent a proxy (the "Proxy") granting to Gerardo Canet, President of Parent, an irrevocable proxy to vote all shares of Parent Stock at any and all meetings of the stockholders of Parent, at any and all adjournments thereof, and in any action by such stockholders without a meeting. The Proxy shall expire on the earlier of the second anniversary of the Closing Date or upon termination of Seller's employment under the Physician's Employment Agreement or the Employment Agreement and, during its two year term, shall afford to Parent the right to substitute another officer of Parent in place of Mr. Canet. The parties shall cause an appropriate legend to be affixed to the Parent Stock held by Seller to reflect such restriction on voting.

          5.6 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (and thereby) shall be paid by the party incurring such expenses.

          5.7 Public Announcements. Parent shall have control of the content and timing of any press release or other content and timing of any press release or other public disclosure of information ("Public Announcement") concerning the Merger or the other transactions contemplated hereby. The Companies agree that neither will make any Public Announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Parent, which consent shall not be unreasonably withheld or delayed.

          5.08 Commitment to Fund NMF. Parent agrees that, as part of its commitment to the development of NMF, it will provide funding to NMF on an as-needed basis during the four (4) year period commencing on the Closing Date, in amounts not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate. Parent's undertaking to provide such funding shall, in each case, be based on NMF's demonstrated need for such additional capital, as reasonably determined from time to time by NMF's board of directors based on NMF's operating budget approved by NMF's board of directors. Parent shall not receive any additional shares of NMF's stock in consideration any funding provided in connection with the commitment under this Section 5.10.

          5.09 Option to Acquire NMF Stock.

               (a) In the event that Parent shall receive a Bona Fide Offer to purchase any or all of Parent's NMF Stock, and in the further event that Parent shall desire to accept such Bona Fide Offer, Parent shall promptly send Registered Notice to Seller. Such Registered Notice shall offer to sell such shares of Company Stock that are the subject of the Bona Fide Offer to Seller on terms the same as those in such Bona Fide Offer (the "Bona Fide Offer Terms"). Seller shall accept any offer to purchase shares, if at all, by notifying Parent, in writing, of his election to purchase such Bona Fide Offer Shares, and including in such notice a bank or cashiers' check for the total purchase price of the Bona Fide Offer Shares to be so purchased.

               (b) If all Bona Fide Offer Shares are not purchased by Parent pursuant to this Section 5.10(b), Parent may sell such Bona Fide Offer Shares to the Bona Fide Offeror, at the Bona Fide Offer Terms for a period of time not to exceed forty (40) days from the date the Registered Notice is received by Seller. Any sale of Bona Fide Offer Shares may not be made after such forty (40) day period, or to a person other than the Bona Fide Offeror without again complying with the provisions of Section 5.10(b).

               (c) Parent and Seller agree to develop a Stockholder Agreement with respect to their respective rights and responsibilities relative to NMF within 30 days of the Closing. Such Stockholder Agreement shall provide, together with other things which may be mutually agreeable, that either Seller or Parent may at any time notify the other party of its desire to sever their relationship as shareholders of NMF. Such nofifications shall contain the price per share of NMF at which the notifying party is willing to sell its shares of NMF to the notified party or to purchase the shares of NMF held by the notified party. Upon receipt of such notice the notified party must elect to either sell its shares of NMF to the notifying party or to purchase the shares of NMF held by the notifying party, in either case at the price set forth in the notifying party's severance notice. The time within which to respond to a severance notice and the time to close the transaction shall be as reasonably agreed to by the parties and set forth in the Stockholder Agreement.

          5.10 Liquidation of Merger Companies. Parent covenants and agrees that for a period of two (2) years following the Effective Time, Parent will not liquidate Sub, cause Sub to transfer substantially all of its assets to another corporation or entity controlled or affiliated with Parent or merge Sub with and into another corporation or entity controlled or affiliated with Parent.

                                   ARTICLE VI

                                 INDEMNIFICATION

          6.1 Indemnification.

               (a) Seller shall indemnify, defend and hold harmless Parent, Sub and any of their respective directors, officers and employees and successors and assigns, promptly upon demand at any time and from time to time against any and all losses, liabilities, claims, actions, damages or expenses, including without limitation reasonable attorneys' fees and disbursements, whether involving a third party or between the parties to this agreement, Parent or Sub may suffer, sustain or become subject to arising out of or in connection with (i) any misrepresentation or breach of any warranty made by Seller or any of the Companies in any of Seller's Documents; (ii) any breach or nonfulfillment of any covenant or agreement made by Seller or any of the Companies in any of Seller's Documents; (iii) any tax, penalty or interest which have or may become due for any tax period of Seller or any Company, including, without limitation, any such tax liability of the Merger Companies arising from or in connection with the Merger and final tax returns due with respect to each Merger Company; and (iv) billing of a third party payor or payment received from a third party payor in violation of applicable federal or state law.

               (b) Seller shall indemnify, defend and hold harmless Parent, Sub and any of their respective directors, officers and employees and successors and assigns, promptly upon demand at any time and from time to time, against any and all damages, claims, losses, liabilities and expenses, including without limitation, reasonable legal, accounting, consulting, engineering and other expenses, which may arise out of (i) any action, suit, claim or proceeding seeking money damages, injunctive relief, remedial action, or any other remedy by reason of (A) violation of or noncompliance with the Environmental Laws or any permit, license, approval, authorization or registration issued under the Environmental Laws, or (B) the disposal, discharge or release of solid wastes or Hazardous Substances whether in compliance with Environmental Laws or not, or
(C) the ownership, operation or use of any landfill, waste water treatment facility, air pollution control equipment, storage lagoon, impoundment, or other waste management or pollution control facility or equipment whether in compliance with the Environmental Laws or not, or (D) exposure to any Hazardous Substances, noises, odors or vibrations or (ii) compliance with Environmental Laws, all to the extent they arise from the present or former ownership, use, lease, occupancy or operation of any Real Property.

               (c) Parent shall indemnify, defend and hold harmless Seller, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages or expenses, including without limitation reasonable attorneys' fees and disbursements, whether involving a third party or between the parties to this agreement, Seller may suffer, sustain or become subject to arising out of or in connection with (a) any misrepresentation or breach of any warranty made by the Parent in any of the Parent's Documents; and (b) any breach or nonfulfillment of any covenant or agreement made by the Parent in any of the Parent's Documents.

          6.2 Defense. An indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted in respect of which indemnification may be sought under the provisions of section 6.1. If the indemnifying party, within ten (10) days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing his or its obligation to indemnify and shall have furnished to the indemnified party a bond, letter of credit, escrow or similar arrangement in an amount equal to the total amount demanded in such claim or proceeding, then the indemnifying party shall have the right to control the defense of such claim or proceeding, and the indemnified party shall not settle or compromise such claim or proceeding without the written consent of the indemnifying party, which consent shall not unreasonably be withheld or delayed. The indemnified party may in any event participate in any such defense with his or its own counsel and at his or its own expense.

          6.3 Survival. All representations, warranties, indemnities, covenants and agreements made by Seller and Parent, respectively, in Seller's Documents or the Parent's Documents, as the case may be, and in any instrument or certificate delivered pursuant to, or provided for in said Documents shall survive the consummation of the transactions contemplated by this Agreement. Each party to this Agreement shall be deemed to have relied upon each and every representation and warranty of the other party, regardless of any investigation or examination made at any time by or for the party relying on such representation and warranty.

                                   ARTICLE VII

                          CERTAIN DELIVERIES AT CLOSING

          7.1 Parent's Deliveries and Conditions to Seller's Obligations.

         Parent is delivering the following items to Seller herewith in the form satisfactory to Seller:

               (a) A certified copy of the resolutions of the respective boards of directors of Parent and Sub authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               (b) The opinion of Claude E. White, Esq. legal counsel to the Parent, dated the Closing Date, in the form annexed hereto as Exhibit 7.1(b).

               (c) Four Hundred Thousand Dollars ($400,000).

               (d) The Physician Employment Agreement, duly executed by the Sub.

               (e) The Employment Agreement, duly executed by Parent (the "Employment Agreement").

               (f) A certificate for the Parent Stock, in the name of Morris Notelovitz.

               (g) Copies of all consents, approvals or waivers from regulatory authorities and third parties necessary for the execution, delivery and performance of the Parent's Documents and the transactions contemplated thereby.

               (h) Promissory Note in the amount of $600,000.

          7.2 Seller's Deliveries.

          Seller is delivering to Parent the following herewith in form reasonably satisfactory to Parent:

               (a) A certified copy of the articles of incorporation of, and a good standing certificate for, each Company, dated not earlier than ten (10) days prior to the Closing Date, from the Secretary of State of Florida.

               (b) The opinion of Richard M. Knellinger, P.A., legal counsel to Seller, dated the Closing Date, in the form annexed hereto as Exhibit 7.2(b).

               (c) A certified copy of the resolutions adopted by the Companies' respective boards of directors and shareholders authorizing and approving the transactions contemplated by this Agreement.

               (d) Certificates representing the Merger Company Shares and the NMF Shares, without legends, duly endorsed in blank or accompanied by duly executed stock powers, together with any required stock transfer tax stamps affixed and canceled and all taxes on such transfer, if any, paid in full, all at the expense of Seller. Such Shares shall be delivered to the Parent free and clear of all Liens.

               (e) The Physician Employment Agreement, duly executed by Seller.

               (f) The Employment Agreement, duly executed by Seller.

               (g) The Proxy, duly executed by Seller.

               (h) Copies of all consents, approvals or waivers from regulatory authorities and third parties necessary for the execution, delivery and performance of Seller's Documents and the transactions contemplated thereby, all without cost or other adverse consequences to the Company.

                                  ARTICLE VIII

                              RESTRICTIVE COVENANTS

          8.1 (a) For four (4) years after the Closing Date, Seller shall not:

                    (i) directly or indirectly engage or be interested (whether as owner, partner, lender, consultant, employee, agent or otherwise) in any business, activity or enterprise which competes with any aspect of the business being conducted by any of the Companies, Parent or Sub, or their successor(s);

                    (ii) directly or indirectly employ or otherwise engage, or offer to employ or otherwise engage, any person who is then (or was at any time within two (2) years prior to the time of such employment, engagement or offer thereof) an employee, representative or agent of any Company, Parent or Sub, or their successor(s); or

                    (iii) solicit any business from any person or entity that has been a patient or customer of any of the Companies, Parent or Sub, or their successor(s) or directly or indirectly induce or influence any customer, patient, supplier or other person that has a business relationship with any of the Companies, Parent of Sub, or their successor(s) to discontinue or reduce the extent of such relationship.

               (b) In addition, Seller shall never use or divulge any trade secrets, patient, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or other information concerning any of the Companies, Parent or Sub or any of its affiliates that is competitively sensitive or confidential.

          8.2 Seller acknowledges and agrees that the covenants contained in this Article VIII are fair, reasonable and necessary in order to protect the Parent's expenditure for the Company Shares and therefore it is the desire and intent of the parties that the provisions of this Article shall be enforced to the fullest extent permissible under the laws and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Article shall be adjudicated to be invalid or unenforceable, such deletion shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Article VIII shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar to those contained in this Article VIII, or other provisions so as to provide to the Parent, to the fullest extent permitted by applicable law, the benefits intended by this Article VIII.

          8.3 Because the breach or attempted or threatened breach of this restrictive covenant will result in immediate and irreparable injury to Parent for which the Parent will not have an adequate remedy at law, Parent shall be entitled, in addition to all other available remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this Article VIII are in addition to and independent of any agreements or covenants contained in any employment, consulting or other agreement between Parent, Sub any of the Companies or their successor(s) and Seller.

          8.4 Nothing in Section 8.1 shall prevent Seller from engaging solely in the practice of Medical Services as defined in the Physician Employment
Agreement after one (1) year following termination of Seller's employment pursuant to the Employment Agreement or the Physician's Employment Agreement, whichever first occurs.
                                   ARTICLE IX

                                  MISCELLANEOUS

          9.1 Brokers. Seller represents and warrants to Parent that neither Seller has dealt with or retained any broker or finder or agreed to pay any commission or fee to any broker or finder for or on account of this Agreement or the transactions contemplated hereby. Parent represents and warrants to Seller that it has not dealt with or retained any broker or finder for or on account of this Agreement or the transactions contemplated hereby. Each party agrees to indemnify the other against any loss, cost or expense, including attorneys' fees, as a result of any claim for a fee or commission asserted by any broker or finder with respect to this Agreement or the consummation thereof whose claim arises through dealings with such broker or finder by the indemnifying party.

          9.2 Further Assurances. If at any time after the Closing Date any further assignment, transfers or assurances in law are reasonably necessary or desirable to carry out the provisions of this Agreement, the parties to this Agreement shall without further consideration execute and deliver any and all assignments, transfers, and assurances in law, and do all things, reasonably necessary or proper to such end and otherwise to carry out the provisions, intent and transactions contemplated by this Agreement.

          9.3 Notice. Any notice or other communication required, by, or which may be given pursuant to this Agreement shall be in writing and either personally delivered or mailed, certified or registered mail, postage prepaid, return receipt requested, or overnight courier, prepaid, and shall be deemed given when received. Any such notice or communication shall be sent to the address set forth below:

                 If to Parent or Sub, at:

                           IVF America, Inc.
                           One Manhattanville Road
                           Purchase, New York 10577-2100
                           Attention:  Dwight Ryan, Vice President

                  With a copy to:

                           IVF America, Inc.
                           One Manhattanville Road
                           Purchase, New York 10577-2100
                           Attention:  Claude White, General Counsel

                  And if to Seller, at:

                           Morris Notelovitz, M.D.
                           2801 N.W. 58th Blvd.
                           Gainesville, FL 32605

                  With a copy to:

                           Richard M. Knellinger, P.A.
                           Barnett Bank Building
                           Suite 305
                           2815 NW 13th Street
                           Gainesville, FL 32609-2829
                           Attn:  Richard M. Knellinger

                  Any party may change the persons and addressees to which notices or other communications are to be sent to it by giving written notice of any such change to the other party hereto.

          9.4 Headings. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          9.5 Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement are deemed annexed hereto and made a part of this Agreement.

          9.6 Entire Agreement. This Agreement, together with the Exhibits and Schedules and the other written agreements specifically identified elsewhere in the Agreement constitutes the entire agreement between the parties to it and supersedes all prior agreements and understandings with respect to the subject matter of this Agreement; may not be amended, modified or discharged, nor may any of its terms be waived, except by an instrument in writing, signed by the party or parties to be charged; and shall bind and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, firm corporation or other entity, other than the parties to this Agreement and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any of its provisions.

          9.7 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party, except that Parent may assign this Agreement and its rights hereunder or delegate its objections hereunder to any direct or indirect wholly-owned subsidiary of Parent.

          9.8 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

          9.9 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, irrespective of the principal place of business of the parties hereto.

          9.11 Expenses. Each party shall bear its own expenses in connection with this Agreement and all obligations to be performed by it hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

IVF AMERICA, INC.                    MIDLIFE CENTERS OF AMERICA, INC.


By:       /s/ Dwight P. Ryan         By:     /s/Morris Notelovitz
          ------------------                 ---------------------
Name:     Dwight P. Ryan             Name:   Morris Notelovitz, MD
Title:    Vice President                     Title:  President



INMD ACQUISITION CORP.               CLIMACTERIC CLINIC, INC.


By:       /s/Dwight P. Ryan          By:    /s/Morris Notelovitz
          -----------------                  ---------------------
Name:     Dwight P. Ryan             Name:   Morris Notelovitz, MD
Title:    Vice President                     Title:  President

SELLER:                                WOMEN'S RESEARCH CENTERS, INC.,
                                       AMERICA


/s/Morris Notelovitz                   By:       /s/Morris Notelovitz
- --------------------                             --------------------
MORRIS NOTELOVITZ, M.D.                Name:     Morris Notelovitz, MD
                                       Title:    President


                                       NATIONAL MENOPAUSE FOUNDATION, INC.


                                       By:       /s/Morris Notelovitz
                                                 ---------------------
                                       Name:     Morris Notelovitz, MD
                                       Title:    President